UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240.14a-12

SALEM MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
5.

Total fee paid:

SEC 1913 (04-05)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Salem Media Group, Inc. to Hold Virtual Annual Meeting of Stockholders

CAMARILLO, Calif. – (BUSINESS WIRE) – Salem Media Group, Inc. (Nasdaq: SALM) will host its 2020 annual meeting of stockholders virtually due to the public health impact of the COVID-19 pandemic and to prioritize the health and well-being of meeting participants.

The 2020 annual meeting of stockholders will be held in a virtual format only at 11 a.m. PDT on May 6, 2020. Stockholders will not be able to attend the 2020 annual meeting in person.

Stockholders at the close of business on the record date, March 11, 2020, are entitled to attend the annual meeting. To be admitted to the meeting at www.virtualshareholdermeeting.com/SALM2020, stockholders must enter the 16-digit voting control number found on their proxy card, voting instruction form, or notice of internet availability of proxy materials. Closed captioning will be provided for the duration of the virtual meeting.

Please note that the proxy card, voting instruction form and notice of internet availability of proxy materials included with Salem’s proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting, but may still be used to vote shares in connection with the annual meeting.

Whether or not stockholders plan to attend the virtual-only annual meeting, Salem urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

Follow us on Twitter @SalemMediaGrp.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter @SalemMediaGrp.

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@SalemMedia.com